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                                                                   Exhibit 11.1


                                   NET B@NK, INC.

                  Schedule Regarding Computation of Per Share Loss



                                    For The Period
                                   February 20, 1996
                                (Date of Incorporation)
ACTUAL                            To December 31, 1996
------                           ----------------------

Net Loss                               $3,839,182
                                       ----------
                                       ----------

Shares issued and outstanding           1,249,343
Incremental shares applicable to
  common stock subscriptions            1,223,139

Incremental shares applicable to
  stock options                           143,729
                                       ----------

Weighted average common and
common equivalent shares
outstanding                             2,616,211
                                       ----------
                                       ----------

Net loss per common and common
equivalent share                            $1.47
                                       ----------
                                       ----------

PROFORMA FOR REORGANIZATION
---------------------------

Pro forma net loss                     $3,848,349
                                       ----------
                                       ----------

Shares issued and outstanding-actual    1,249,343
Shares issued in the Reorganization     1,366,406
                                       ----------

Pro forma shares issued and outstanding 2,615,749
Incremental shares applicable to
  common stock subscriptions               29,434
Incremental shares applicable to stock
  options                                 143,729
                                       ----------
Weighted average common and common
  equivalent shares outstanding         2,788,912
                                       ----------
                                       ----------

Pro forma net loss per common and
  common equivalent share                   $1.38
                                       ----------
                                       ----------